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                                                                   EXHIBIT 10.55

                   RESIGNATION AND MUTUAL RELEASE AGREEMENT

     This Resignation and Mutual Release Agreement (the "Agreement") is made by and between Inference Corporation, a Delaware corporation (the "Company") and Glen D. Vondrick ("Vondrick") and is effective as of June 30, 1999 (the effective date).

     WHEREAS, Vondrick has been employed by the Company;

     WHEREAS, Vondrick and the Company have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

     NOW, THEREFORE, in consideration of the mutual promises made herein, Vondrick and the Company (collectively referred to as the "Parties") hereby agree as follows;

     1.   Resignations.  Vondrick hereby resigns as of June 30, 1999 (the
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"Termination Date") as an officer of the Company, and as an officer of any of the Company's subsidiaries. Vondrick's employment with the Company will also be deemed terminated as of such date.

     2.   Severance Payments.  The Company agrees to pay Vondrick a lump sum
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severance payment of $37,500 within ten (10) business days of the effective date
(but in no case later than June 30, 1999 if the agreement is signed by June 20, 1999) of this release and three (3) months salary continuation of $8,334 bimonthly ("Severance"), beginning on October 1, 1999 and ending on December 31, 1999 or until Vondrick is employed (as an employee or a consultant/contractor working greater than 80 hours per month) by another employer, whichever occurs earlier. Vondrick agrees to notify the Company immediately of any such new employment. The parties understand and agree that the Severance will be paid for consulting services and are treated as a consulting engagement. The parties also understand and agree that Vondrick will only be available for phone consulting on an as needed basis as responsibilities for consulting services.

     3.   Vacation and Commissions.  The Company shall also pay all accrued
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vacation due Vondrick through the Termination Date and the Company agrees to pay all commissions earned as outlined in the FYOO General Provisions document (attached). The Company also agrees to reimburse Vondrick up to $2,000 for a golf vacation earned for his performance in first fiscal quarter providing the vacation is taken prior to December 31, 1999. The Company also agrees to offer Vondrick the ability to buy back his two original charter seat licenses for the San Francisco Giants Pac Bell Part at the same amount which the Company paid and immediately transfer (if possible) ownership to Vondrick.. This option expires July 15, 1999.

     4.   Benefits.  The Company shall continue to make coverage available to
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Vondrick and his dependents under the Company's group health and dental plans and shall make all payments
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under such plans which would have otherwise been paid by Vondrick through
December 31, 1999 or until coverage begins under new employment, and thereafter to the extent required by COBRA ("the Benefits"). Vondrick will be able to roll over his 401(k) account as outlined in the 401(k) plan.

     5.   Vesting Under Stock Option Agreements. The parties acknowledge that
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the vesting of the stock options previously granted to Vondrick under the
Company's stock plans terminates as of the Termination Date. In accordance with the terms of such options, Vondrick shall have until 90 days following termination of employment to exercise the vested portions thereof. There shall be no further vesting of any stock options previously granted to Vondrick under the Company's stock plans following termination of employment.

     6.   Confidential Information. Vondrick agrees to immediately return to the
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Company all of the Company's property (except for the cell phone, printer and home computer equipment- which Vondrick will keep as his sole and separate property) and confidential and proprietary information in his possession as of the termination of his employment, and agrees not to use or disclose any such information (including employee lists and employee information) without the prior written consent of the Company. The limitations described in this Section 6 are in addition to any similar limitations to which Vondrick is subject based on other legal or contractual obligations and subject to the signed General Terms of Employment (attached).

     7.   California Labor Code.  Assuming the payments of the above severance
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amounts, California Labor Code section 206.5 will not be applicable to the parties hereto.  Said section provides in pertinent part:

     NO EMPLOYER SHALL REQUIRE THE EXECUTION OF ANY RELEASE OF ANY CLAIM OR RIGHT ON ACCOUNT OF WAGES DUE, OR TO BECOME DUE, OR MADE AS AN ADVANCE ON WAGES TO BE EARNED, UNLESS PAYMENT OF SUCH WAGES HAS BEEN MADE.

     8.   Release of Claims.  Vondrick agrees that the foregoing consideration
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represents settlement in full of all outstanding obligations owed to Vondrick by the Company. The Company and Vondrick, on behalf of themselves and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up to and including the Effective Date including, without limitation:

          (a) any and all claims relating to or arising from Vondrick's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from Vondrick's right to purchase shares of stock of the Company;

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          (c)  any and all claims for wrongful discharge of employment; breach of contract, both express and implied breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; violation of any federal, state or municipal law including, but not limited to, any claims for violation of Title VII of the Civil rights Act of 1964, any and all claims for violation of the Age Discrimination in Employment Act of 1967, and any and all claims for violation of the California Fair Employment and Housing Act;

          (d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (e)  any and all claims for attorneys' fees and costs.

     The Company and Vondrick agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     9.   Acknowledgment of Waiver of Claims under ADEA.  Vondrick acknowledges
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that he is waiving and releasing any rights he may have under the Age
Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Vondrick and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Vondrick acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Vondrick was already entitled. Vondrick further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21)
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days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

     10.  Civil Code Section 1542. The parties represent that they are not aware
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of any claim by either of them other than the claims that are released by this
Agreement. The Company and Vondrick acknowledge that they are familiar with the provisions of California Civil Code Section 1542 which provides as follows:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Company and Vondrick, being aware of said section, agree to expressly waive any rights that they may have thereunder, as well as under any other statute or common law principles of similar effect.

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     11.  Confidentiality.  Except as required by law, the parties hereto each
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agree to maintain in confidence the existence of contents and terms of, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each party hereto agrees to take every precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants and family members who have a reasonable need to know of such Settlement Information.

     12.  No Disparagement. Both parties agree not to disparage each other.
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Except as required by law, Vondrick agrees that as of the Effective Date, he will not comment on the Company or any of its affiliates or employees, directors, outside consultants or any other parties financially related thereto and upon any inquiries made to Vondrick, whether directly or indirectly, relating to such parties, Vondrick will refer such inquiries to the Company's Chief Financial Officer. All inquiries by prospective employers for the purpose of reference information on Vondrick will be directed to the Company's Human Resources Department. The Human Resources Department will only provide date of hire, position and date of termination information, unless otherwise instructed in writing by Vondrick.

     13.  Indemnification. The Company agrees that nothing in this Agreement
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will affect Vondrick's rights to indemnification pursuant to Labor Code Section
2902 or the Company's Certificate of Incorporation or Bylaws.

     14.  No Admissions.  The parties understand and acknowledge that this
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Agreement constitutes a compromise and settlement of claims.  No action taken by the parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made, or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

     15.  Costs.  The parties shall each bear their own costs, expert fees,
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attorneys' fees and other fees incurred in connection with this Agreement. The
Company will reimburse Vondrick up to $250 for attorney's fees incurred to review this document.

     16.  Authority. The Company represents and warrants that the undersigned
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has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Vondrick represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind him to the term and conditions of this Agreement. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

     17.  No Representations.  Each party represents that it has had the
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opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied on any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

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     18.  Severability.  In the event that any provision hereof becomes or is
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declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision.

     19.  Entire Agreement.  This Agreement represents the entire agreement and
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understanding between the parties concerning Vondrick's separation from the
Company and supersedes and replaces any and all prior agreements and understandings concerning Vondrick's relationship with the Company and his compensation by the Company.

     20.  No Oral Modification.  This Agreement may only be amended in writing
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signed by the parties.

     Governing Law. This Agreement shall be governed by the laws of the State of
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California.

     Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

     This Agreement and the provisions hereof shall be binding upon each of the parties, their heirs, executors, successors and permitted assigns.

     21.  Effective Date. This Agreement is effective (the "Effective Date")
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seven (7) days after it has been signed by both parties.

     22.  Counterparts. This Agreement may be executed in counterparts, and each
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counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     23.  Voluntary Execution of Agreement. This Agreement is executed
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voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with full intent of releasing all claims, and the parties acknowledge that:

          (a)  They have read the Agreement;

          (b) The have been represented in the preparation, negotiations, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) They are fully aware of the legal and binding effect of this Agreement.

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     IN WITNESS THEREOF, the parties have executed or caused to be executed by an authorized officer this Agreement on the respective dates set forth below.

GLEN D. VONDRICK                    INFERENCE CORPORATION


By:______________________________   By:_____________________________________

_________________________________   ________________________________________

Dated:___________________________   Dated:__________________________________

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